UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): July 6, 2022

TEARDROPPERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-197889	46-2407247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Newport Center Dr. Ste. 1100
Newport Beach, CA	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 751-2173

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On June 13, 2022, Teardroppers, Inc. (the “Company”) filed with the Secretary of State of the State of Nevada a Certificate of Change, pursuant to Nevada Revised Statutes 78.209, to (i) effect a one-for-250 reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding common stock, par value $0.001 per share, on July 6, 2022 at 8:00 A:M Eastern Time (the “Effective Time”). The total number of shares of common stock that the Company shall have the authority to issue will remain at 200,000,000. As a result of the one-for-250 reverse stock split (the “Reverse Stock Split”), at the Effective Time, each 250 shares of the Company’s common stock issued and outstanding immediately prior to the Effective Time will be automatically combined into and become one share of Company common stock. Fractional shares resulting from the reverse stock split will be settled by cash payment.

The Reverse Stock Split will not alter the par value of the common stock or modify any voting rights or other terms of the common stock.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 13, 2022, the Company filed with the Secretary of State of the State of Nevada a Certificate of Change to (i) effect a one-for-250 reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share, on July 6, 2022 at 8:00 A:M Eastern Time (the “Effective Time”). as described in Item 3.03 above.

The Certificate of Change is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 7, 2022, (i) shareholders holding approximately 70.4% of the Company’s voting power, approved, by written consent, the granting of authority to the Board to file a Certificate of Change pursuant to Nevada Revised Statutes 78.209, to effect a one-for-250 reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share, to be effective on June 30, 2022 or as soon thereafter as is practicable in the sole director’s discretion (the “Effective Time”). Also on May 7, 2022, the Company’s sole director determined that in order to raise capital and/or restructure the Company’s capitalization, it was in the best interest of the Company to authorize the Company to file the Certificate of Change to implement the Reverse Stock Split, to be effective as of June 30, 2022, or as soon thereafter as practicable. Subsequently, the sole director determined that the most practical effective date for the 1 for 250 Reverse Split would be July 6, 2022

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

3.1	Certificate of Change filed with the Secretary of State of Nevada pursuant to NRS 78.209 of Teardroppers, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teardroppers, Inc.

By: /s/ Cody Ware
Cody Ware
President

Date: July 6, 2022

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